Exhibit (a)(vii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                                (Amd. #9) - file stamped 3/10/97

                          FEDERATED UTILITY FUND, INC.

                           CERTIFICATE OF CORRECTION


      Federated Utility Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

      FIRST:            The title of the document being corrected is "Articles
of
Amendment".

      SECOND:     The only party to the document being corrected is Federated
Utility Fund, Inc. (formerly Liberty Utility Fund, Inc.).

      THIRD:      The Articles of Amendment were filed on May 3, 1993.

      FOURTH:     The provisions of the Articles of Amendment which are to be corrected are set forth in Exhibit A attached hereto.

      FIFTH:      The corrected provisions of the Articles of Amendment are set forth in Exhibit B attached hereto.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary on this 28th day of February, 1997.

      The undersigned Executive Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                    FEDERATED UTILITY FUND, INC.

                                    By:/s/  J. Christopher Donahue
                                       ---------------------------------
                                    J. Christopher Donahue
                                    Executive Vice President
WITNESSED:

/s/ S. Elliott Cohan
S. Elliott Cohan
Assistant Secretary

                                    Exhibit A

                             ARTICLES OF AMENDMENT
                                       OF
                           LIBERTY UTILITY FUND, INC.

      Liberty Utility Fund, Inc., a Maryland Corporation (the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation that:

      FIRST:            The Charter of the Corporation is hereby amended by
deleting Article FOURTH of the Charter and substituting in lieu thereof the following:

FOURTH:           (a)  The Corporation is authorized to issue 1,000,000,000
shares of common stock, par value $0.001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is $1,000,000. Subject to the following paragraph, the authorized shares are classified as separate classes of common stock, with 375,000,000 classified into each of Class A and Class C shares, and 250,000,000 unclassified shares.

                  (b) The Board of Directors is authorized to classify or to reclassify (i.e., into series and classes of series), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of or rights to require redemption of the stock.

      Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of each class or series of stock shall be subject to the following:
                        (i) The Board of Directors may redesignate a class or series of stock whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class or series of stock.
                        (ii) The assets attributable to each class or series may be invested in a common investment portfolio. The assets and liabilities and the income and expenses of each class or series of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary among classes or series. The income or gain and the expenses or liabilities of the Corporation shall be allocated to each class or series of stock as determined by or under the direction of the Board of Directors.

                        (iii) Shares of each class or series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series. Dividends or distributions shall be paid on shares of a class or series of stock only out of the assets belonging to that class or series.

                        (iv) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class or series of the Corporation's stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributable to the stockholders of a class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series of stock, such assets shall be allocated to all classes and series in proportion to the net asset value of the respective classes or series.

                        (v) All holders of shares of stock shall vote as a single class or series except with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the classes or series affected shall be entitled to vote.

                  (c) The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      SECOND:     The amendment was advised by the Board of Directors and
approved by the shareholders.

      IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on April 30, 1993. The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

                                                                       Exhibit B



                             ARTICLES OF AMENDMENT

                             ARTICLES SUPPLEMENTARY

      Liberty Utility Fund, Inc., a Maryland Corporation (the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation that:

      FIRST A:          The Charter of the Corporation is hereby amended by
deleting Article FOURTH of the Charter and substituting in lieu thereof the following:

FOURTH:           (a)  The Corporation is authorized to issue 1,000,000,000
shares of common stock, par value $0.001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is $1,000,000.

                  (b) The Board of Directors is authorized to classify or to reclassify (i.e., into series and classes of series), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of or rights to require redemption of the stock.

      Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of each class or series of stock shall be subject to the following:

                        (i) The Board of Directors may redesignate a class or series of stock whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class or series of stock.

                        (ii) The assets attributable to each class or series may be invested in a common investment portfolio. The assets and liabilities and the income and expenses of each class or series of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary among classes or series. The income or gain and the expenses or liabilities of the Corporation shall be allocated to each class or series of stock as determined by or under the direction of the Board of Directors.

                        (iii) Shares of each class or series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series. Dividends or distributions shall be paid on shares of a class or series of stock only out of the assets belonging to that class or series.

                        (iv) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class or series of the Corporation's stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributable to the stockholders of a class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series of stock, such assets shall be allocated to all classes and series in proportion to the net asset value of the respective classes or series.

                        (v) All holders of shares of stock shall vote as a single class or series except with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the classes or series affected shall be entitled to vote.

                  (c) The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      FIRST B:    The Board of Directors hereby classifies and reclassifies all of the authorized but unissued shares of common stock of the Corporation so that the Corporation has 375,000,000 shares of common stock without further designation, 375,000,000 Class C Shares, and 250,000,000 unclassified shares. The shares of common stock classified and reclassified hereby shall be subject to all provisions of the charter relating to stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter.


      SECOND:     The charter amendment in Article FIRST A was advised by the
Board of Directors and approved by the shareholders. The stock classified and reclassified in Article FIRST B has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation as herein amended.

      IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these Articles of Amendment - Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on April 30, 1993. The undersigned President acknowledges these Articles of Amendment - Articles Supplementary to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.